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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-169714) of Rhino Resource Partners LP and

  (2)
  Registration Statement (Form S-3 No. 333-199263) of Rhino Resource Partners LP

of our reports dated March 11, 2015 (except Note 16, as to which the date is August 7, 2015), with respect to the consolidated financial statements of Rhino Resource Partners LP and subsidiaries and the effectiveness of internal control over financial reporting of Rhino Resource Partners LP and subsidiaries dated March 11, 2015 (except for the effects of the material weakness described in the sixth paragraph of our report as to which the date is August 7, 2015) included in this Annual Report (Form 10-K/A) of Rhino Resource Partners LP and subsidiaries for the year ended December 31, 2014.

/s/ ERNST & YOUNG LLP

Louisville, Kentucky
August 7, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM